UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 18, 2008
ADSTAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-15363	22-3666899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4553 Glencoe Avenue, Suite 300
Marina del Rey, California 90292
(Address Of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code (310) 577-8255

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On March 18, 2008, AdStar, Inc. (the “Company”) received a staff determination notice from the NASDAQ Stock Market (“NASDAQ”) indicating that the Company failed to regain compliance with the $1.00 minimum closing bid price per share requirement for continued listing or demonstrate that it meets the criteria for initial listing during the compliance period of 180 calendar days (expiring on March 17, 2008) previously afforded to the Company on September 17, 2007 pursuant to NASDAQ Marketplace Rules 4310(c)(8)(D) and 4310(c)(4). According to the notice, the Company’s securities will be subject to suspension and delisting from the Nasdaq Capital Market at the opening of business on March 27, 2008 unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time on March 25, 2008 pursuant to the procedures set forth under the applicable NASDAQ Marketplace Rule. At this time, the Company does not plan on appealing this determination and expects its securities to continue trading on the OTC Bulletin Board at such time.
     A copy of the press release on the NASDAQ staff determination is attached as Exhibit 99.1 to this Current Report.
Item 9.01: Financial Statements and Exhibits
(d)	Exhibits:

Exhibit
Number	Description
99.1	Press release, dated March 20, 2008 on the NASDAQ staff determination.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

AdStar, Inc.
Dated: March 20, 2008	By:	/s/ Leslie Bernhard
Leslie Bernhard, Chief Executive Officer

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